QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-115996 of Concordia Bus Nordic AB (publ) on Form F-4 of our report dated May 25, 2004, relating to the financial statements of Ingeniør M. O. Schøyens Bilcentraler AS as of February 28, 2003 and February 29, 2004 and for each of the years then ended, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Experts" in such Prospectus.

Deloitte & Touche AS
Oslo, Norway
July 7, 2004

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM